Jody M. Walker
                                7841 South Garfield Way
                                 Littleton, Colorado 80122
                                 Telephone (303) 850-7637
                                 Facsimile (303) 220-9902

December 14, 2000

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
AMENDMENT 2 TO THE REGISTRATION STATEMENT ON FORM SB-2 OF GUINNESS TELLI*PHONE CORPORATION.

I am securities counsel for the above mentioned Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the registration statement on Form SB-2 and any amendments for Guinness Telli*Phone Corporation

It is my opinion that the securities of Guinness Telli*Phone
Corporation and those which are registered with the Securities and Exchange Commission pursuant to Form SB-2 Registration Statement of Guinness Telli*Phone Corporation have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


                                                Yours very truly,


                                                /s/Jody M. Walker
                                               ---------------------
                                                Jody M. Walker